Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 31, 2015 (the “Effective Date”), is by and between Diligent Board Member Services, Inc., a Delaware corporation (the “Company”) and Alessandro Sodi (“Executive”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Employment Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on June 20, 2014, the Company and Executive entered into that certain Employment Agreement (the “Employment Agreement”) setting forth the mutual understandings and agreements reached between the Company and Executive with respect to Executive’s employment with the Company and certain restrictions on Executive’s conduct benefiting the Company during such time and thereafter; and

WHEREAS, the Company and Executive wish to amend certain provisions of the Employment Agreement, as described herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Title.  Section 2.1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.1.                           Title.  During the Term, the Company shall continue to employ Executive to render full-time services to the Company, and Executive hereby accepts such continued employment.  During the Term, Executive shall serve in the capacity of Founder and Chief Product Strategy Officer.”

2.                                      Duties.  The first three sentences of Section 2.2 of the Employment Agreement are hereby deleted in their entirety and replaced with the following:

“Subject to the direction and authority of the Chief Executive Officer (the “CEO”), Executive agrees to perform to the best of his ability, experience and talent those acts and duties commensurate with his title, including managing the Company’s research and development and the launch and implementation of the Diligent Teams product.  Executive shall report to the CEO.”

3.                                      Bonus.  Section 3.2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Section 3.2                              Performance Bonus Opportunity.

(a)  Executive shall be eligible to receive a one-time cash payment equal to $250,000 (the “Teams Launch Bonus”) in the event that the “Diligent Teams” product, which shall consist of a native iOS application made available from the Apple’s “App Store” as well as a native Microsoft Windows desktop application that will be made available for download from the Company’s digital infrastructure and/or through a traditional desktop installation package, is released and commercially available to the Company’s customers on or before September 30, 2015.  The Teams Launch Bonus, if earned, shall be paid to Executive in the calendar month following the month in which the “Diligent Teams” product is released and commercially available, whether or not Executive is then employed by the Company, so long as Executive continues to be employed with the Company at least through June 30, 2015; provided, however, that Executive shall not be entitled to such payment if he was terminated for Cause prior to the date of payment.

(b)  Executive shall be eligible to receive an annual cash bonus (the “Bonus”) as follows:

(i) for the fiscal year ending December 31, 2015, an amount equal to fifty percent (50%) of Teams Bookings, if any, in such fiscal year, provided, that such Bonus shall not exceed $500,000; and

(ii) for the fiscal year ending December 31, 2016, an amount equal to twenty-five percent (25%) of Teams Bookings, if any, in such fiscal year, provided, that no Bonus shall be payable unless Teams Bookings in such fiscal year exceed $1,000,000 and provided, further, that such Bonus shall not exceed $1,000,000.

Any Bonus payable hereunder shall be paid in the fiscal year following the fiscal year to which such Bonus relates and within thirty (30) days following completion of the Company’s annual financial audit, subject to Executive’s continued employment with the Company at the time of payment and to certification by the Compensation Committee (or a subcommittee thereof) that the performance target has been achieved, and the level of achievement (which certification shall be conducted in good faith).

(c) Executive shall be eligible for an annual cash bonus for each fiscal year during the Term following December 31, 2016 in an amount determined by the Compensation Committee in the same manner as for other similarly situated senior executives.”

4.                                      Equity-Based Compensation.  The following Section 3.3 is hereby added to the Employment Agreement:

“Section 3.3  Equity-Based Compensation.  Executive shall be eligible to receive future equity awards of the Company and shall be considered for such awards at such time as the Board considers granting equity awards to similarly situated executives of the Company.  Executive’s participation would be on terms and conditions consistent with other similarly situated executives participating in the equity-related programs.”

5.                                      Termination Without Cause or Resignation For Good Reason.

(a)  Section 5.1(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(b)  If Executive’s employment is terminated pursuant to Section 5.1(a) and Executive does not elect to remain employed by the Company during the Transition Period pursuant to Article 6, in full discharge of all of the Company’s obligations to Executive hereunder, the Company shall pay to Executive, and Executive shall be entitled to:

(i)             the Accrued Obligations;

(ii)          an annualized amount equal to $850,000, to be paid, subject to Section 5.1(d) and Section 5.5, in equal installments over the twelve month period following the Termination Date in accordance with the Company’s then-customary payroll practices for executives;

(iii)       the Teams Launch Bonus (provided the “Diligent Teams” product is released and commercially available on or before September 30, 2015, pursuant to Section 3.2(a)) and any accrued but unpaid Bonus relating to any completed fiscal year preceding the Termination Date (the “Unpaid Bonus”), to be paid on the first payday following the 60th day after Executive’s Termination Date; and

(iv)      exercise outstanding options and, if exercisable, other equity-based awards granted by the Company to Executive in accordance with the terms of the applicable incentive plan and award agreements.  Nothing herein shall otherwise amend or impair any equity or equity-based awards held by Executive, which shall be governed by the terms of the applicable legal documentation therefor.”

(b) Section 5.1(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Notwithstanding the provisions of Section 5.1(b)(ii), in the event a termination covered by Section 5.1(a) occurs: (A) during the six (6) month period prior to a Change in Control that is initiated by the Company in contemplation of the Change in Control, then the provisions of Section 5.1(b)(ii) shall apply, except that upon the occurrence of a Change in Control within six (6) months following the Termination Date, the Company shall, subject to Section 5.1(d) and Section 5.5, pay to Executive the balance of the unpaid amounts due pursuant to Section 5.1(b)(ii) plus $425,000, which amounts shall be paid in a single lump sum on or within 60 days following the date of the Change in Control; or (B) on the date of a Change in Control or during the six (6) month period following a Change in Control, in addition to any unpaid Accrued Obligations (and in lieu of the payments set forth in Section 5.1(b)(ii)), the Company shall, subject to Section 5.1(d) and Section 5.5, pay to Executive an amount equal to $1,275,000, which amount shall be paid in a single lump sum on the first regular payroll date following the 60th day after the Termination Date.  For avoidance of doubt, the provisions of this Section 5.1(c) shall not impact the provisions of subsections (i), (iii) or (iv) of Section 5.1(b), which shall continue to apply in accordance with their terms.”

6.                                      Transition Period.

(a) Paragraph (a) of Article 6 of the Employment Agreement is hereby amended by adding a new sentence after the first sentence as follows:

“Executive shall have the right, during the 6-month period following March 31, 2015 (the “Consideration Period”), to elect by written notice to the Company to (x) resign, with such resignation to be deemed a resignation for Good Reason hereunder or (y) commence the Transition Period (which will end, in such case, on the earliest to occur of (i) twelve (12) months from the date of Executive’s notice, (ii) termination of Executive’s employment by the Company for Cause, or (iii) Executive’s death or voluntary termination of employment).”

(b) The first two sentences of paragraph (c) of Article 6 of the Employment Agreement are hereby amended and restated in their entirety as follows:

“During the Transition Period, the Company shall pay to Executive at an annualized salary rate equal to $850,000 (the “Transition Period Payment”), which payment shall be contingent upon Executive executing the Release described in Section 8.12 below, which must be executed by Executive and become effective (and non-revocable) within sixty (60) days after start of the Transition Period.  Subject to Section 5.5 hereof, the Transition Period Payment shall be payable in equal installments in accordance with the Company’s then-customary payroll practices for executives and commence on the first regular payroll date of the Company that occurs after the Company receives the executed Release and such release becomes non-revocable.”

7.                                      Definitions.

(a) The following definition is hereby added to Section 8.17 of the Employment Agreement:

“(k)   “Teams Bookings” for any period shall mean an amount equal to the aggregate value of subscription payments under all customer agreements (x) executed by both a customer and the Company during such period for enterprise collaboration products and services of the Company to be sold under the “Diligent Teams” brand name, and (y) pursuant to which the customer has been invoiced during such period and has made the first payment required pursuant to such invoice.  The aggregate value of such subscription payments shall be calculated using the assumption that each such customer agreement will terminate upon the earlier of its initial term or the one-year anniversary of such agreement.”

(b) Clause (3) in the definition of “Good Reason” contained in Section 8.17(j) of the Employment Agreement is hereby amended in its entirety as follows:

“(3) a material diminution in Executive’s title, authority, duties or responsibilities, which shall be deemed to include without limitation any failure of the Board to nominate Executive for re-election as a member of the Board at any annual meeting of stockholders of the Company during the Term.”

8.                                      Equity Awards.  The Compensation Committee has recommended, and the Board has approved, effective upon Executive’s execution of this Amendment, an equity incentive grant to Executive pursuant to the Plan consisting of (i) 225,000 Restricted Share Units (as defined in the Plan) covering shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), pursuant to the Plan (the “Restricted Share Units”) and (ii) a performance-based Restricted Share Unit Award granting Executive up to 225,000 shares of Common Stock upon the achievement of Performance Goals (as defined in the Plan) pursuant to the Plan.  The Awards shall be documented in Award Agreements (as defined in the Plan) between the Company and Executive in the forms attached as Exhibit A-1 and Exhibit A-2 hereto.

9.                                      Change in Designation.  Executive hereby agrees and acknowledges that, as of the date that the Board appoints a new President and Chief Executive Officer, and such person commences employment, Executive shall no longer serve in the capacity of or use the title of President and Chief Executive Officer of the Company, but shall continue to serve the Company on the terms set forth in this Amendment.  Executive further agrees and acknowledges that such change shall not be deemed to constitute a material diminution in Executive’s title, authority, duties or responsibilities or otherwise entitle Executive to resign with “Good Reason” pursuant to Section 8.17(j) of the Employment Agreement (other than for purposes of Section 6(a) hereunder), provided Executive has the new title, authority, duties or responsibilities provided for in this Amendment.

10.                               Effect of Amendment.  Except as expressly amended hereby, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.  This Amendment when executed, together with the Employment Agreement, as so amended, contain a complete statement of all of the terms of the arrangements between Executive and the Company with respect to Executive’s employment by the Company and supersedes any and all other agreements and understandings, whether oral or in writing, between the parties hereto with respect to the subject matter hereof.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Employment Agreement and the Exhibits thereto, as applicable.

11.                               Miscellaneous.

(a)                                 Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Company and Executive and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

(b)                                 Construction of Agreement.  In the event that one or more of the provisions contained in this Amendment shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, such unenforceability shall not affect any other provision of this Amendment, but this Amendment shall then be construed as if such unenforceable provision or provisions had never been contained herein or therein.

(c)                                  Governing Law This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

(d)                                 Counterparts.  This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY

DILIGENT BOARD MEMBER SERVICES, INC.

By:	/s/ Greg Petersen
Name:	Greg Petersen
Title:	Executive Vice Chairman

EXECUTIVE

/s/ Alessandro Sodi
Alessandro Sodi

EXHIBIT A-1

Form of Award Agreement (RSU Award)

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “RSU Agreement”) is entered into on the date set forth in Exhibit A (the “Grant Date”) by and between DILIGENT BOARD MEMBER SERVICES, INC., a Delaware corporation (the “Company”), and ALESSANDRO SODI (the “Awardee”).

WHEREAS, the Company is entering into this RSU Agreement in order to effectuate the Award set forth in the Amendment to Employment Agreement dated March 31, 2015 between the Company and the Awardee (the “Amendment”) of a restricted share unit award with respect to the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Diligent Board Member Services, Inc. 2013 Incentive Plan (the “2013 Plan”) on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Award.  The Company hereby grants the Awardee the number of Restricted Stock Units (each an “RSU,” and collectively the “RSUs”) set forth in Exhibit A.  This Award is made pursuant to and is subject to the terms of the 2013 Plan.  Capitalized terms used but not otherwise defined in this RSU Agreement shall have the meanings as set forth in the 2013 Plan.

2.                                      Vesting.  The Award shall be subject to the vesting conditions set forth in Exhibit A.   Each RSU shall automatically convert into one share of Common Stock on the date that it becomes vested.  Subject to the terms of this Agreement, the Awardee shall forfeit the RSUs to the extent that the Awardee does not satisfy the applicable vesting requirements set forth in Exhibit A.

3.                                      Transfer Restrictions.  Prior to the vesting of any RSUs, the Awardee shall not be deemed to have any ownership or shareholder rights (including, without limitation, voting rights and rights to dividends or dividend equivalents) with respect to such unvested RSUs, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) unvested RSUs.

4.                                      Withholding Taxes.  The Company shall have the right to withhold from amounts payable to the Awardee, as compensation or otherwise, or alternatively, to require the Awardee to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements.  Notwithstanding the foregoing, if so requested by the Awardee, the Company shall, upon conversion of RSUs, provide for such withholding by withholding Common Stock that otherwise would be issued to the Awardee having a Fair Market Value on the date of such conversion that is equal to the amount necessary to satisfy the minimum statutory withholding amount.

5.                                      Awardee Representations.  The Awardee understands that the Awardee (and, subject to Section 4 above, not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this RSU Agreement.

6.                                      Employment.  Neither this RSU Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company.

7.                                      Notices.  Notices or communications to be made hereunder shall be in writing and shall be made in accordance with the Employment Agreement, dated June 20, 2014, by and between the Company and the Awardee (as amended by the Amendment, the “Employment Agreement”).

8.                                      Governing Law.  This RSU Agreement shall be construed under the laws of the State of New York, without regard to conflict of laws principles.

9.                                      Entire Agreement.  This RSU Agreement, together with the Amendment and the Employment Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this RSU Agreement.  Notwithstanding the foregoing, this RSU Agreement and the Award made hereby shall be subject to the terms of the 2013 Plan.

10.                               Binding Effect.  This RSU Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.  This RSU Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company.  Any attempted assignment in violation of this Section shall be null and void.

11.                               Amendment.  This RSU Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

12.                               Section 409A.  This RSU Agreement is intended to comply with the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”).  To the extent that any provision in this RSU Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this RSU Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.  For purposes of Section 409A, each payment made under this RSU Agreement shall be treated as a separate payment.  In no event may the Awardee, directly or indirectly, designate the calendar year of payment.  In no event shall the Committee, the Board, or the Company (or their respective employees, officers or directors) have any liability to the Awardee (or any other person) due to the failure of an Award to satisfy the requirements of Section 409A.  Although the parties endeavor to have this RSU Agreement comply with the requirements of Section 409A, there is no guarantee that the Awardee will not be subjected to the payment of any tax or interest under Section 409A, and the Awardee shall not have any right to indemnification with respect thereto.

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13.                               Counterparts.  This RSU Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this RSU Agreement or caused their duly authorized officer to execute this RSU Agreement on the date first written above.

DILIGENT BOARD MEMBER SERVICES, INC.

By:
	Name:	Greg Petersen
	Title:	Executive Vice Chairman

AWARDEE

Name: Alessandro Sodi

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EXHIBIT A

(a).                              Awardee’s Name:  Alessandro Sodi

(b).                              Grant Date:  March 31, 2015

(c).                               Number of RSUs Granted:  225,000

(d).                              Vesting Dates:  The RSUs shall vest as follows:

(i)  Twenty-five percent (25%) of the RSUs shall become vested on each anniversary of the Effective Date, as defined in the Amendment to Employment Agreement, dated as of March 31, 2015 between the Company and the Awardee, provided that the Awardee is in the employ of the Company on such anniversary of the Effective Date.

(ii)  Acceleration Upon Change in Control, Death or Disability.  Notwithstanding clause (i) above, in the event that, (A) while the Awardee is employed by the Company, the Company consummates a Change in Control (as defined in the 2013 Plan), or the Awardee dies or becomes Disabled (as defined in the Employment Agreement) or (B) the Company consummates a Change in Control (as defined in the 2013 Plan) within six (6) months following the date upon which Awardee’s employment is terminated without Cause or the Awardee resigns for Good Reason, or the Awardee resigns for any reason during the Consideration Period (as defined in the Employment Agreement), then 100% of the RSUs shall become vested (i) in the case of a Change in Control, immediately prior to such Change in Control and (ii) in the case of death or Disability, upon death or Disability.

(iii)  Termination Without Cause or Resignation Due to Good Reason; Separation from Service.  Notwithstanding clause (i) above, in the event that prior to the fourth anniversary of the Effective Date the Company terminates the Awardee’s employment without Cause (as defined in the Employment Agreement) or the Awardee resigns for Good Reason (as defined in the Employment Agreement), then a number of RSUs shall vest equal to 56,250 multiplied by a fraction, the numerator of which is the number of full months the Awardee was employed by the Company from and after the Effective Date or the most recent anniversary of the Effective Date, whichever is later, until the Termination Date (as defined in the Employment Agreement) and the denominator of which is 12.  Excludng Section (d)(ii)(B) of this Exhibit A, If the Awardee separates from service with the Company prior to the fourth anniversary of the Effective Date for any reason other than a termination without Cause or resignation for Good Reason, he shall not be entitled to vest in any RSUs pursuant to this clause (iii) in connection with his separation from service.  Notwithstanding anything contained herein to the contrary, delivery of shares underlying RSUs to a “specified employee” as defined in Section 409A(a)(2)(B) of the Code shall be deferred until the first business day of the seventh month following such employee’s separation from service with the Company if earlier delivery would cause a violation of Section 409A of the Code.  Notwithstanding anything contained herein to the contrary, the Awardee shall not be considered to have terminated employment with the Company for purposes of this paragraph unless he would be considered to have incurred a “termination of employment” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).

           (Initials)

Alessandro Sodi

           (Initials)

Company Signatory

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EXHIBIT A-2

Form of Award Agreement (Performance—Based Restricted Share Unit Award)

PERFORMANCE SHARE UNIT AWARD AGREEMENT

THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT (the “Performance Share Unit Award Agreement”) is entered into on the date set forth in Exhibit A (the “Grant Date”) by and between DILIGENT BOARD MEMBER SERVICES, INC., a Delaware corporation (the “Company”), and ALESSANDRO SODI (the “Awardee”).

WHEREAS, the Company is entering into this Performance Share Unit Award Agreement in order to effectuate the Award set forth in the Amendment to Employment Agreement dated March 31, 2015 between the Company and the Awardee (the “Amendment”) of Restricted Share Units with respect to the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Diligent Board Member Services, Inc. 2013 Incentive Plan (the “2013 Plan”) on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Award.  Subject to Section 2 hereof, in the event that the Committee has certified that one or more performance targets set forth in Exhibit A (each, a “Performance Hurdle”) has been achieved (the date of such determination, the “Determination Date”), the Company shall issue and deliver to the Awardee 56,250 shares of Common Stock in respect of each such Performance Hurdle, for a total of 225,000 shares of Common Stock if all Performance Hurdles are achieved (the “Performance Shares”); provided that, subject to Section 2 hereof, the Awardee is in the employ of the Company on such Determination Date.  This Award is made pursuant to and is subject to the terms of the 2013 Plan.  Capitalized terms used but not otherwise defined in this Performance Share Unit Award Agreement shall have the meanings as set forth in the 2013 Plan.

2.                                      Acceleration Upon Change in Control.  In the event that, (a) while the Awardee is employed by the Company or (b) within six (6) months following the date upon which (x) the Awardee’s employment is terminated without Cause (as defined in the Employment Agreement), (y) the Awardee resigns for Good Reason (as defined in the Employment Agreement) or (z) the Awardee resigns for any reason during the Consideration Period (as defined in the Employment Agreement), the Company consummates a Change in Control during the Performance Period (as defined in Exhibit A hereto), the Awardee shall be entitled to the number of Performance Shares eligible to be earned under this Performance Share Unit Award Agreement, less any Performance Shares previously delivered.  The Company shall issue and deliver the applicable Performance Shares immediately prior to such Change in Control.  Notwithstanding anything contained herein to the contrary, delivery of Performance Shares to a “specified employee” as defined in Section 409A(a)(2)(B) of the Code shall be deferred until the first business day of the seventh month following such employee’s separation from service with the Company if earlier delivery would cause a violation of Section 409A of the Code.

3.                                      Transfer Restrictions.  Prior to the vesting of any Performance Share Units, the Awardee shall not be deemed to have any ownership or shareholder rights (including, without limitation, voting rights and rights to dividends or dividend equivalents) with respect to such unvested Performance Share Units, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) unvested Performance Share Units.

4.                                      Withholding Taxes.  The Company shall have the right to withhold from amounts payable to the Awardee, as compensation or otherwise, or alternatively, to require the Awardee to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements.  Notwithstanding the foregoing, if so requested by the Awardee, the Company shall, upon conversion of Performance Share Units, provide for such withholding by withholding Common Stock that otherwise would be issued to the Awardee having a Fair Market Value on the date of such conversion that is equal to the amount necessary to satisfy the minimum statutory withholding amount.

5.                                      Awardee Representations.  The Awardee understands that the Awardee (and, subject to Section 4 above, not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Performance Share Unit Award Agreement.

6.                                      Employment.  Neither this Performance Share Unit Award Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company.

7.                                      Notices.  Notices or communications to be made hereunder shall be in writing and shall be made in accordance with the Employment Agreement, dated June 20, 2014, by and between the Company and the Awardee (as amended by the Amendment, the “Employment Agreement”).

8.                                      Governing Law.  This Performance Share Unit Award Agreement shall be construed under the laws of the State of New York, without regard to conflict of laws principles.

9.                                      Entire Agreement.  This Performance Share Unit Award Agreement, together with the Employment Agreement and Amendment to Employment Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Performance Share Unit Award Agreement.  Notwithstanding the foregoing, this Performance Share Unit Award Agreement and the Award made hereby shall be subject to the terms of the 2013 Plan.

10.                               Binding Effect.  This Performance Share Unit Award Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.  This Performance Share Unit Award Agreement is personal to the Awardee and may not be assigned by the Awardee without

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the prior consent of the Company.  Any attempted assignment in violation of this Section shall be null and void.

11.                               Amendment.  This Performance Share Unit Award Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

12.                               Section 409A.  This Performance Share Unit Award Agreement is intended to comply with the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”).  To the extent that any provision in this Performance Share Unit Award Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this Performance Share Unit Award Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.  For purposes of Section 409A, each payment made under this Performance Share Unit Award Agreement shall be treated as a separate payment.  In no event may the Awardee, directly or indirectly, designate the calendar year of payment.  Notwithstanding anything contained herein to the contrary, the Awardee shall not be considered to have terminated employment with the Company for purposes of Section 2 hereof unless he would be considered to have incurred a “termination of employment” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).  In no event shall the Committee, the Board, or the Company (or their respective employees, officers or directors) have any liability to the Awardee (or any other person) due to the failure of an Award to satisfy the requirements of Section 409A.  Although the parties endeavor to have this Performance Share Unit Award Agreement comply with the requirements of Section 409A, there is no guarantee that the Awardee will not be subjected to the payment of any tax or interest under Section 409A, and the Awardee shall not have any right to indemnification with respect thereto.

13.                               Section 162(m): Promptly following the filing of the Company’s Quarterly Report on Form 10-Q, or, in the case of the Company’s fourth fiscal quarter, following the filing of the Company’s Annual Report on Form 10-K, in each case covering fiscal periods ending prior to the sixth anniversary of the Grant Date, the Committee will review and certify in writing whether one or more Performance Hurdles have been achieved.  All payments under this Performance Share Unit Award Agreement are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.  This Award shall be construed and administered in a manner consistent with such intent.

14.                               Counterparts.  This Performance Share Unit Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Performance Share Unit Award Agreement or caused their duly authorized officer to execute this Performance Share Unit Award Agreement on the date first written above.

DILIGENT BOARD MEMBER SERVICES, INC.

By:
	Name:	Greg Petersen
	Title:	Executive Vice Chairman

AWARDEE

Name: Alessandro Sodi

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EXHIBIT A

(a).                              Awardee’s Name:  Alessandro Sodi

(b).                              Grant Date:  March 31, 2015

(c).                               Total Performance Shares available to be earned:  225,000

(d).                              Performance Hurdles:  Each of the Performance Hurdles described below may be achieved only once, but multiple Performance Hurdles may be achieved concurrently (for example, if LTM Revenue (as defined below) is $130 million, and was no more than $105 million in prior measurement periods, the first two Performance Hurdles would be achieved concurrently):  Performance Hurdles must be achieved during a fiscal period ending prior to the sixth anniversary of the Grant Date (the “Performance Period”) and further, in each case, LTM Revenue will be adjusted to exclude revenue attributable to businesses acquired after the Effective Date, if any:

1.              Revenue of the Company for the last twelve completed months prior to the end of its most recently completed fiscal quarter, calculated in accordance with GAAP (“LTM Revenue”), as reflected in its financial statements filed with the Securities and Exchange Commission (“SEC Financials”), is greater than $105 million;

2.              LTM Revenue of the Company as reflected in its SEC Financials is greater than $127.5 million;

3.              LTM Revenue of the Company as reflected in its SEC Financials is greater than $157.5 million; and

4.              LTM Revenue of the Company as reflected in its SEC Financials is greater than $200 million.

Performance Hurdles must be achieved during a fiscal period ending prior to the sixth anniversary of the Grant Date.  In each case, LTM Revenue will be adjusted to exclude revenue attributable to businesses acquired after the Effective Date, if any.

           (Initials)

Alessandro Sodi

           (Initials)

Company Signatory

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